EXhibit 10.14

SAFARILAND GROUP

2021 PHANTOM RESTRICTED share PLAN

PHANTOM SHARE AWARD AGREEMENT

THIS PHANTOM SHARE AWARD AGREEMENT (as from time to time amended, modified or supplemented, this “Agreement”) is made as of [●], 2021 (the “Grant Date”), by and between Maui Acquisition Corp., a Delaware corporation (the “Company”), Safariland LLC (the “Employer”), and [●] (the “Participant”).

RECITALS

A.       This Agreement relates to an award (the “Award”) by the Company to the Participant of a number of Phantom Shares specified below. The Phantom Shares are subject to the terms and conditions set forth in this Agreement and in the Safariland Group 2021 Phantom Restricted Share Plan (as amended, modified or supplemented from time to time, the “Plan”), a copy of which is attached as Exhibit A to this Agreement.

B.       Capitalized terms used herein and not defined herein shall have the meanings provided for them in the Plan.

C.       The Phantom Shares subject to this Agreement will, upon execution of this Agreement, be issued by the Company to the Participant in consideration of the Participant’s provision of services to the Company or one or more of its Affiliates, including the Employer.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.	Grant of Phantom Shares; Vesting.

1.1.	Grant of Phantom Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant an Award under the Plan consisting of [●] Phantom Shares.

1.2.	Vesting.

(a)	Generally. Except and as otherwise expressly provided below, and subject to Section 2 below, one-third (1/3) of the Phantom Shares subject to this Award shall vest on each of the first three (3) anniversaries of the Grant Date (with the number of Phantom Shares that vest on the first and second anniversaries rounded down to the nearest whole share, and the number of Phantom Shares that vest on the third anniversary rounded up to the nearest whole share), provided the Participant is Employed on the applicable vesting dates.

(b)	Accelerated Vesting Upon Death of Participant. In the event the Participant’s Employment terminates due to the Participant’s death, the Phantom Shares shall become fully vested as of such date of termination and, to the extent such termination occurs prior to a Qualifying Exit Event, the Participant’s vested Phantom Shares will remain outstanding and eligible to participate in a Qualifying Exit Event subject to the terms and conditions of the Plan and this Agreement.

(c)	Accelerated Vesting Upon Qualifying Exit Event that is an “All Cash” Exit Event. Notwithstanding anything contained in Section 1.2(a), in the event of a Qualifying Exit Event in which the Sponsors receive solely cash with respect to their equity securities in the Company (and, for the avoidance of doubt, fully exit any investment, directly or indirectly, in the Company), all Phantom Shares that are unvested as of the date of such Qualifying Exit Event will become fully vested, provided the Participant is Employed on the date on which such Qualifying Exit Event is consummated.

(d)	Employment Status. For the avoidance of doubt, it is intended that the vesting provisions of this Agreement will continue to apply to the Phantom Shares subject to this Award irrespective of any transfer of such Phantom Shares, and that the Employment status of the Participant that is referred to in this Agreement will continue to refer to the Employment status of the original Participant even if such Phantom Shares have been transferred to another holder.

2.	Forfeiture and Cancellation

2.1.	Termination of Employment for Cause. If the Participant’s Employment is terminated by the Company or any of its Affiliates for Cause, the Participant will immediately forfeit, without payment, all Phantom Shares, whether vested or unvested.

2.2.	Termination of Employment by the Company other than for Cause. Upon the Termination of the Participant’s Employment by the Employer other than for Cause, vesting of the Participant’s Phantom Shares will cease, all unvested Phantom Shares will immediately and automatically, without any further action on the part of the Company, the Employer or the Participant, be forfeited and cancelled, and, to the extent such termination occurs prior to a Qualifying Exit Event, the Participant’s vested Phantom Shares will remain outstanding and eligible to participate in a Qualifying Exit Event subject to the terms and conditions of the Plan and this Agreement.

2.3.	Termination of Employment by the Participant. If the Participant’s Employment is terminated by the Participant for any reason, vesting of the Participant’s Phantom Shares will cease, all unvested Phantom Shares will immediately and automatically, without any further action on the part of the Company, the Employer or the Participant, be forfeited and cancelled, and, to the extent such termination occurs prior to a Qualifying Exit Event, the Participant’s vested Phantom Shares will remain outstanding and eligible to participate in a Qualifying Exit Event subject to the terms and conditions of the Plan and this Agreement.

2.4.	Forfeiture upon Violation of Restrictive Agreements. If the Participant breaches or violates the Participant’s obligations under any Restrictive Agreement (as defined below) to which the Participant is a party, all vested and unvested Phantom Shares will immediately and automatically, without any further action on the part of the Company, the Employer, or the Participant, be forfeited and cancelled for no consideration. For purposes of this Agreement, “Restrictive Agreement” means the Restrictive Covenant Agreement attached hereto as Exhibit B and any employment or other agreement between the Company or any of its Affiliates and the Participant that contains non-competition, non-solicitation, non-hire, non-disparagement, confidentiality or assignment of intellectual property covenants applicable to the Participant.

2.5.	Impermissible Transfers

(a)	Phantom Shares subject to this Agreement may not be Transferred in any way whatsoever without the prior written consent of the Administrator.

(b)	Any attempted Transfer of Phantom Shares in violation of any of the restrictions on Transfer set forth herein or in the Plan will result in an automatic forfeiture and cancellation of all Phantom Shares subject to such attempted Transfer.

3.             Payment in Respect of Phantom Shares. No amount will be payable with respect to the Phantom Shares prior to a Qualifying Exit Event. Upon the occurrence of a Qualifying Exit Event, the Phantom Shares will be treated in the manner set forth in Section 7 of the Plan.

4.	Miscellaneous.

4.1.	Participant’s Employment or Engagement by the Company. Neither the grant of the Award nor any term or condition contained in this Agreement or the Plan, nor the existence of or potential for payment in respect of the Award will obligate the Company or any Affiliate of the Company to employ or engage the Participant in any capacity whatsoever or prohibit or restrict the Company (or any such Affiliate) from terminating the employment or engagement of the Participant at any time or for any reason whatsoever, with or without Cause.

4.2.	Certain Tax Matters. The Participant acknowledges that he or she is liable to pay to the Company all required tax withholdings, if any, with respect to the Award and that the Company may reduce any cash payment otherwise payable to the Participant by the amount of such tax withholdings, if any (in addition to any required withholdings with respect to such cash payment or payments).

4.3.	Unfunded and Unsecured Interests. The obligations of the Company hereunder will be unfunded and unsecured, and nothing contained herein will be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of the Participant.

4.4.	Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that the Participant may not transfer any rights under this Agreement to any Person without the prior written consent of the Company.

4.5.	Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof will be effective unless set forth in a writing executed by the party so waiving.

4.6.	Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

4.7.	Jurisdiction. Any suit, action or proceeding under or with respect to the Plan or this Agreement will be brought in any federal or state court of competent jurisdiction in the State of Delaware, and each of the Company, the Employer and the Participant hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Participant, the Company and the Employer hereby irrevocably waives any objections that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to the Plan or this Agreement brought in any federal or state court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

4.8.	Waiver of Jury Trial. THE PARTICIPANT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THE PLAN OR THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH OR HEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. IN ADDITION, THE PARTICIPANT CERTIFIES THAT NO OFFICER, REPRESENTATIVE OR ATTORNEY OF THE COMPANY OR THE EMPLOYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY OR THE EMPLOYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.

4.9.	Notices. Unless otherwise provided herein, all notices, requests, demands, claims and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been duly received (i) upon receipt by hand delivery; (ii) upon receipt after being mailed by certified or registered mail, postage prepaid; (iii) the next business day after being sent via a nationally recognized overnight courier; or (iv) upon confirmation of delivery if transmitted by electronic mail in portable document format (i.e., PDF) with an electronic read receipt requested, to the email address indicated (provided, in the case of this clause (iv), a copy thereof is also sent by the method described in clause (iii) of this Section 4.9. Such notices, demands and other communications will be sent to the address or email address indicated below.

(a)           If to the Company or the Employer:

Maui Acquisition Corp.

13386 International Parkway

Jacksonville, FL 32218

Attention:     Blaine Browers

E-mail:           blaine.browers@safariland.com

with an additional copy to (which will not constitute notice):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention:     Carl Marcellino

E-mail:	Carl.Marcellino@ropesgray.com

(b)	If to the Participant, to the address as shown beneath his or her respective signature to this Agreement.

4.10.	Rights Cumulative; Waiver. The rights and remedies of the Participant, the Company and the Employer under this Agreement will be cumulative and not exclusive of any rights or remedies that either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy will impair any such right or remedy or operate as a waiver of such right or remedy, nor will any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder will be deemed a waiver of such party’s rights or privileges hereunder or will be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

4.11.	Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), and by different parties on separate counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

4.12.	Integration. This Agreement and the documents referred to herein or delivered pursuant hereto (including, without limitation, the Plan) that form a part hereof, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement and such other documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the date first above written.

The Company:

MAUI ACQUISITION CORP, INC.

By:
Name: [●]
Title: [●]

The Employer:

[Safariland LLC]

By:
Name: [●]
Title: [●]

[Signature Page to Phantom Share Award Agreement]

The Participant:

[NAME]

Address of Residence:

[Signature Page to Phantom Share Award Agreement]